EX-28.j.i

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Dimensional ETF Trust of our report dated December 22, 2021, relating to the financial statements and financial highlights, which appear in Dimensional U.S. Equity ETF, Dimensional US Core Equity Market ETF, Dimensional U.S. Core Equity 2 ETF, Dimensional U.S. Small Cap ETF, Dimensional U.S. Targeted Value ETF, Dimensional International Core Equity Market ETF, Dimensional International Value ETF, Dimensional Emerging Core Equity Market ETF and Dimensional World ex U.S. Core Equity 2 ETF’s Annual Report on Form N-CSR for the year/periods ended October 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2022